Exhibit 10.15

THIRD AMENDMENT AND JOINDER

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment and Joinder to Loan and Security Agreement is entered into as of March 25, 2021 (the “Amendment”) by and among COMERICA BANK (“Bank”), EVERSIDE HEALTH, LLC, a Delaware limited liability company formerly known as Paladina Health, LLC which was formerly known as Davita DPC Management Company, LLC (“Everside”), PALADINA MEDICAL GROUP OF NEW JERSEY, P.C., a New Jersey corporation (“Paladina New Jersey”), PALADINA HEALTH MEDICAL GROUP, PC, a Colorado corporation (“Paladina PC”), ACTIVATE HEALTHCARE LLC, an Indiana limited liability company (“Activate”), HEALTHSTAT, INC., a North Carolina corporation (“Healthstat”), GATEWAY DIRECT PRIMARY CARE JV, LLC, a Delaware limited liability company (“Gateway”), HEALTHSTAT WELLNESS, INC., a California professional medical corporation (“HSW”), PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION, a California professional corporation (“CA PC”) and PALADINA DPC HOLDING CO., LLC, a Delaware limited liability company (“DPC Holding”) and together with Everside, Paladina New Jersey, Paladina PC, Activate, Healthstat, Gateway, HSW, CA PC and DPC Holding each a “Borrower” and collectively, the “Borrowers” provided that each reference to “Borrower” or “Borrowers” in the Agreement and the Loan Documents shall mean and refer to each Borrower, individually, and/or to all the Borrowers, collectively and in the aggregate, as determined by Bank as the context may require).

RECITALS

A.    Everside, Paladina New Jersey, Paladina PC and Activate (collectively, the “Existing Borrowers”) and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2018 as amended from time to time including without limitation by that certain First Amendment to Loan and Security Agreement dated May 31, 2019 and that certain Second Amendment and Waiver to Loan and Security Agreement dated April 20, 2020 (as the same may from time to time be further amended, restated, modified or supplemented, the “Agreement”).

B.    Existing Borrowers wish to add each of Healthstat, Gateway, HSW, CA PC and DPC Holding (each a “New Borrower” and collectively, the “New Borrowers”) as a Borrower under the Agreement. Bank is willing to do so, on the terms and conditions set forth in this Amendment. Bank and Borrowers also wish to amend the Agreement and enter into the Pricing Addendum in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    Paladina Name Change. All references in the Agreement to “Paladina Health, LLC” shall mean and refer to “Everside Health, LLC”. Any reference in the Agreements to “Paladina”, “Borrower”, “Debtor” or “Grantor” or other terms that refer to Paladina Health, LLC shall, effective February 10, 2021, mean and refer to Everside Health, LLC.

2.	Addition of Co-Borrowers; Joinder.

2.1.

By execution and delivery of this Amendment, each New Borrower shall, and hereby, becomes a Borrower (as defined in the Agreement) under the Agreement and the applicable Loan Documents as if an original signatory thereto effective as of the date hereof. Each New Borrower is hereby deemed a Borrower under the Agreement and the Loan Documents. Each reference to “Borrower” in the Agreement and/or in each Loan Document shall mean and refer to each of Everside, Paladina New Jersey, Paladina PC, Activate, Healthstat, Gateway, HSW, CA PC and DPC Holding, both individually and collectively, as determined by Bank as the context may require.

2.2.

Each New Borrower further: (i) acknowledges and agrees that it has read the Agreement and the Loan Documents, (ii) consents to all of the provisions of the Agreement and the Loan Documents relating to a Borrower, and (iii) acknowledges and agrees that this Amendment and the Agreement have been freely executed without duress and after an opportunity was provided to New Borrower for review of this Amendment by competent legal counsel of its choice.

2.3.

Without limiting the generality of the foregoing, each New Borrower grants Bank a security interest in the Collateral to secure performance and payment of all Obligations under the Agreement. Each Borrower authorizes Bank to file one or more UCC Financing Statements reflecting New Borrowers as Debtor and Bank as Secured Party.

3.    Termination of Equipment Line; Repayment in full of Equipment Advances. Notwithstanding anything to the contrary contained in the Agreement, effective as of the Third Amendment Date, the Equipment Line is terminated and Borrowers shall not request or receive any further Equipment Advances or Credit Extensions under the Equipment Line. On or prior to the Third Amendment Date (and prior to, or simultaneous with, the effectiveness of this Amendment), Borrowers shall repay in full all Obligations owing in connection with the Equipment Advances.

4.	Amendments

4.1.	Definitions. The following defined terms in Exhibit A referenced in Section 1.1 of the Agreement are added to, or amended, to read as follows:

“Ancillary Services” means any products or services requested by a Borrower and approved in writing by Bank under the Revolving Line, including Letters of Credit or Credit Card Services.

“Ancillary Services Sublimit” means an aggregate sublimit for Ancillary Services under the Revolving Line not to exceed Two Million Dollars ($2,000,000).

“Ancillary Services Usage” means, as of any date of determination, the aggregate outstanding amount of all Ancillary Services provided by Bank, including without limitation, the outstanding and undrawn amounts of all Letters of Credit, the aggregate limits of all corporate credit cards and merchant card or account processing reserves, and any other limits established, or reserves taken, by Bank in connection with other services requested by Borrower and approved in writing by Bank.

“Audit Frequency Trigger Event” means the aggregate Obligations have at any time exceeded Fifteen Million Dollars ($15,000,000).

“Average Cash Burn” means an amount equal to the change in Borrowers’ Cash over a trailing six (6) month period (that has been adjusted for any changes to Cash as a result of borrowings and repayments of borrowings, proceeds from the sale of Equity Interests and the exercise of any options or warrants, paid-in-capital and minority interest, financial debt, equity and/or paid-in-capital and capital expenditures financed under a capital lease, earnout payments or other similar payments or financing obligations and deferred purchase price payments), divided by six (6).

“Borrowing Base” means, as of any date of determination, an amount equal to six (6) times the Clinical EBITDA of Borrowers for any given period.

“Cash” means unrestricted cash and cash equivalents of Borrowers maintained at Bank.

“Clinical EBITDA” means revenue of Borrowers for any given period, less Clinic Level Expenses for such period. For the avoidance of doubt, “Clinical EBITDA” shall not at any time include revenue of a Person that is not a Borrower under this Agreement, even if such Person is consolidated with a Borrower in accordance with GAAP.

“Clinic Level Expenses” means clinic level expenses of Borrowers incurred in the ordinary course of business, as calculated by Borrowers as of the Third Amendment Date. “Clinic Level Expenses” include salary, benefits, supplies, travel and entertainment, rent, utilities, facilities, insurance, professional fees, human resources, information technology, marketing, taxes and license and legal fees.

“Credit Extension” means each Advance, use of the Ancillary Services or any other extension of credit by Bank to or for the benefit of Borrowers hereunder.

“Provider Affiliate” has the meaning assigned in Section 7.14.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under or in connection with the Ancillary Services Sublimit, if any.

“Initial Transition Period” means the period beginning on the Third Amendment Date and ending on the date that is one hundred fifty (150) days after the Third Amendment Date.

“Initial Transition End Date” means the date that is one hundred fifty (150) days after the Third Amendment Date.

“Final Transition Period” means the period beginning on the Initial Transition End Date and ending on the date that is ninety (90) days after the Initial Transition End Date.

“Final Transition End Date” means the date that is two hundred forty (240) days after the Third Amendment Date.

“Liquidity” means the sum of unrestricted cash of Borrowers maintained at Bank plus the net amount of Advances available under Section 2.1 (b)(i H ‘ “Pricing Addendum” means that certain Prime Reference Rate Addendum to Loan and Security Agreement dated as of the Third Amendment Date, by and between Borrowers and Bank (as the same may be amended and/or restated from time to time).

“Revolving Line” means a Credit Extension of up to Forty Million Dollars ($40,000,000) (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Revolving Maturity Date” means March 25, 2023 provided however that if the Revolving Extension Milestone is achieved then “Revolving Maturity Date” shall thereafter mean March 25, 2024.

“Revolving Extension Milestone” means Bank has received evidence satisfactory to Bank that (i) Borrower has achieved trailing twelve (12) month revenue at September 30, 2022 of at least Two Hundred Ten Million Dollars ($210,000,000), and (ii) Liquidity exceeds twelve (12) months of Average Cash Burn.

“Third Amendment Date” means March 25, 2021.

4.2.	Subclause (e) of the defined term “Permitted Investments” is hereby deleted and shall read as follows: “(e) [Reserved]”.

4.3.	Section 1.2 (Accounting Terms). Section 1.2 of the Agreement is amended to read as follows:

1.2    Accounting Terms. All accounting terms not specifically or completely defined on Exhibit A hereto shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect as of the Third Amendment Date, except as otherwise specifically prescribed herein. If at any time any change (or implementation of a previously agreed upon change) in GAAP would affect the computation of any financial ratio or requirement (including any negative covenant “basket”) set forth in any Loan Document, and

Borrower or Bank shall request, Bank and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) Borrower(s) shall provide to Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, as used in this Agreement, “revenue” shall mean revenue, as determined in accordance with GAAP as in effect as of the Third Amendment Date and shall continue to be recognized and accounted for on a basis consistent with that for all purposes of this Agreement, notwithstanding any change (or implementation of a previously agreed upon change) in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

4.4.	Section 2.1 (b) (Advances under the Revolving Line). Section 2.1(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)    Advances Under Revolving Line

(i)    Amount. Subject to and upon the terms and conditions of this Agreement Borrowers may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less the Ancillary Services Usage. Except as set forth in the Pricing Addendum or in this Agreement, amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Any repayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so repaid. Borrowers hereby acknowledge and agree that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under the Agreement due on a demand basis (if any) in Bank’s sole and absolute discretion.

(ii)    Form of Request. Whenever Borrowers desire an Advance, a Borrower will notify Bank (which notice shall be irrevocable) no later than 3:00 p.m. Pacific Time on the Business Day that the Advance is to be made. Each such notice shall be made in accordance with Section 2.3(c) hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. The notice shall be signed by a Responsible Officer. Bank will credit the amount of Advances made under this Section 2.1(b) to a Borrower’s deposit account maintained at Bank.

(iii)    Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of each Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrowers such Letters of Credit as a Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, (i) shall not at any time exceed the Ancillary Services Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line; and provided further, that the maturity date of any such Letter of Credit shall not be later than the Revolving Maturity Date. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance and shall include terms (including, without limitation, the expiration date thereof) acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of letter of credit application and agreement. Borrowers will pay any standard issuance and other fees that Bank notifies Borrowers it will charge for issuing and processing Letters of Credit.

(iv)    Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, a Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards and merchant credit card processing reserves, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, shall not exceed the Ancillary Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to a Borrower and merchant credit card processing reserves. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which such Borrower hereby agrees to execute.

(v)    Collateralization of Obligations Extending Beyond Maturity. If a Borrower has not secured to Bank’s satisfaction its obligations with respect to any Ancillary Services that may extend beyond the Revolving Maturity Date, then, effective as of the Revolving Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in a Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the Ancillary Services Usage, including without limitation, then continuing or outstanding and undrawn Letters of Credit and Credit Card Services; provided, however, that if there are insufficient balances in such accounts to secure such obligations. Borrowers shall immediately deposit such additional funds as are necessary to fully secure such obligations. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by a Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as any Letters of Credit, Credit Card Services or other Ancillary Services are outstanding or continue.

4.5.	Section 2.1(c) (Equipment Advances). Section 2.1(c) of the Agreement is hereby deleted in its entirety and shall read as follows:

(c)    [Intentionally Omitted].

4.6.	Section 2.2(Overadvances). Section 2.2 of the Agreement is amended to read as follows:

2.2    Overadvances. If the aggregate amount of the outstanding Advances at any time exceeds the amount equal to (a) the lesser of the Revolving Line or the Borrowing Base, in each case, minus (b) the Ancillary Services Usage, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

4.7.	Section 2.4(b) (Unused Fee). Section 2.4(b) of the Agreement is amended to read as follows:

(b)    Unused Facility Fee. A quarterly Unused Facility Fee equal to 0.20% per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances during the applicable quarter, which fee shall be payable in arrears within five (5) days of the last day of each such quarter and shall be nonrefundable.

4.8.	Section 4.4 (Pledge of Interests). Section 4.4 of the Agreement is amended to read as follows

4.4    Pledge of Interests. Each Borrower hereby pledges, assigns and grants to Bank a security interest in all membership and other Equity Interests which are part of the Collateral, including without limitation such Borrower’s membership or other equity interests in its Subsidiaries (collectively, the “Interests”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Each Borrower represents and warrants that no Interests are certificated as of the Third Amendment Date. At such time that any Interests become certificated, the certificate or certificates for the Interests shall be promptly (and in any event within five (5) Business Days) delivered to Bank, accompanied by an instrument of assignment in form satisfactory to Bank duly executed in blank by Borrower, and Borrower shall reflect the pledge of such certificates in the applicable books and records of the entities whose ownership interests are part of the Interests, and any transfer agent, to reflect the pledge of the Shares. Upon the occurrence of an Event of Default, Bank may effect the transfer of the Interests into the name of Bank and cause the Interests to be issued in the name of Bank or its transferee. Borrowers will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Interests. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any rights with respect to the Interests and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. No Interests are held in a brokerage or similar securities account.

4.9.	Section 4.5 (Lockbox). Section 4.5 of the Agreement is amended to read as follows:

4.5    Lock Box.

(a)    Each Borrower agrees that the Obligations shall be on a “remittance basis”. Each Borrower shall (and each New Borrower shall, prior to the Initial Transition End Date) at its sole expense establish and maintain (and Bank, at Bank’s option, may establish and maintain at each Borrower’s expense): a United States Post Office lock box (the “Lock Box”), to which Bank shall have exclusive access and control. Each Borrower expressly authorizes Bank, from time to time, to remove the contents from the Lock Box, for disposition in accordance with this Agreement. Each Borrower shall (and each New Borrower shall, beginning on the Initial Transition End Date and at all times thereafter) notify all account debtors and other parties obligated to such Borrower that all payments made to Borrower (other than payments by electronic funds transfer) shall be remitted, for the credit of Borrower, to the Lock Box, and each Borrower shall include a like statement on all invoices. Each Borrower shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box.

(b)    Each Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the Lock Box, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box.

After the occurrence and during the continuance of an Event of Default, all items or amounts remitted to the Lock Box or that Bank has otherwise received shall, in Bank’s sole discretion, be applied to the payment of any Obligations, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion. Bank shall not be liable for any loss or damage which a Borrower may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Each Borrower shall indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney’s fees and including claims, damages, fines, expenses, liabilities or causes of action of whatever kind resulting from bank’s own negligence except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.

4.10.	Section 5.15 (Excluded Captive PCs). A new Section 5.15 is added to the Agreement to read as follows:

5.15    Excluded Captive PCs. There is no Person for which a Borrower or a Subsidiary performs management, administrative or business services pursuant to a management agreement or similar agreement, which is required to be consolidated in the financial statements of a Borrower in accordance with GAAP that is not a Borrower under this Agreement. No Borrower or Subsidiary owns any Equity Interest in a Person that is not a Borrower under this Agreement, other than for the Provider Affiliates. No Provider Affiliate maintains any assets, earns any revenue or conducts any business. If, at any time, a Provider Affiliate becomes active, maintains any assets or conducts any business or earns revenue, such Provider Affiliate shall become a Borrower in accordance with Section 6.16.

4.11.	Section 6.2(d) of the Agreement is amended to read as follows:

(d)    Bank shall have a right from time to time hereafter to audit Borrowers’ Accounts and appraise Collateral at Borrowers’ expense, provided that such audits will be conducted no more often than (i) every twelve (12) months so long as no Event of Default has occurred and is continuing and the Audit Frequency Trigger Event has not occurred, or (ii) every six (6) months if either an Event of Default has occurred and is continuing or the Audit Frequency Trigger Event has occurred.

4.12.	Section 6.6 (Accounts). Section 6.6 of the Agreement is amended and restated in its entirety to read as follows:

6.6    Accounts.

(a)    Each Borrower (other than New Borrowers) shall maintain at all times, and shall cause each of its Subsidiaries to maintain at all times, all of its depository, operating and investment accounts with Bank.

(b)    Each New Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank provided however that (i) solely during the Initial Transition Period, New Borrowers may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by New Borrowers in all such accounts during the Initial Transition Period does not at any time exceed One Million Dollars ($1,000,000), and (ii) solely during the Final Transition Period, New Borrowers may maintain accounts with a Person other than Bank provided that the aggregate amount maintained collectively by New Borrowers in all such accounts during the Final Transition Period does not at any time exceed Five Hundred Thousand Dollars ($500,000). Beginning on the Final Transition End Date and at all times thereafter, each New Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all of its depository, operating and investment accounts with Bank.

4.13.	Section 6.7 (Financial Covenants). Section 6.7 of the Agreement is amended and restated in its entirety to read as follows:

6.7    Financial Covenants. Each Borrower shall at all times maintain the following financial ratios and covenants:

(a)    Minimum Liquidity. If, as of the last day of any calendar month, the aggregate amount of the Obligations is equal to or greater than Fifteen Million Dollars ($15,000,000), then, beginning as of the first day of the immediately following month and continuing for the remainder of such calendar quarter and until such time as Bank receives satisfactory evidence of Borrowers’

cumulative revenue growth for the following calendar quarter. Borrowers shall maintain minimum Liquidity on a consolidated basis in an amount greater than:

(i)    If cumulative revenue growth for Borrowers is greater than 10%, measured quarterly as of the last day of the respective quarter of determination, Borrowers shall maintain Liquidity in an amount greater than the greater of (x) $5,000,000 and/or (y) six (6) months Average Cash Burn;

(ii)    If cumulative revenue growth for Borrowers is greater than 5% and equal to or less than 10%, measured quarterly as of the last day of the respective quarter of determination. Borrowers shall maintain Liquidity in an amount greater than the greater of (x) $5,000,000 and/or (y) eight (8) months Average Cash Burn; and

(iii)    If cumulative revenue growth for Borrowers is less than or equal to 5%, measured quarterly as of the last day of the respective quarter of determination. Borrower shall maintain Liquidity in an amount greater than the greater of (x) $6,000,000 and/or (y) ten (10) months Average Cash Burn.

For purposes of this Section 6.7(a), (i) revenue growth shall be calculated on a year over year trailing four (4) quarter basis, and (ii) Healthstat revenue shall be added to Everside revenue for historical periods as determined by Bank.

4.14.	Section 6.16 (Formation or Acquisition of Subsidiaries). Section 6.16 of the Agreement is amended to read as follows:

6.16    Formation or Acquisition of Subsidiaries.

(a)    Notwithstanding and without limiting the generality of the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that any Borrower or Subsidiary forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or a Person exists which is required to be consolidated in the financial statements of a Borrower or a Subsidiary in accordance with GAAP, Borrowers shall (a) cause such new Subsidiary or Person to provide to Bank a secured guaranty or joinder to this Agreement to cause such Subsidiary to become a guarantor or co-borrower hereunder, together with such appropriate financing statements and/or control agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary or Person), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.16 shall be a Loan Document.

(b)    Notwithstanding clause (a) of this Section 6.16, Borrowers shall not be required to cause Medsite Health Management, LLC (dba Healthstat Arkansas) to become a guarantor or Borrower pursuant to clause (a) of this Section 6.16 if Borrowers deliver to Bank, prior to March 31, 2021, evidence satisfactory to Bank of the dissolution of Medsite Health Management, LLC (dba Healthstat Arkansas).

4.15.	Section 7.13 (Transfers; Investments to Parent Entities). Section 7.13 of the Agreement is amended to read as follows:

7.13    Transfers; Investments to Parent Entities. No Borrower shall pay or transfer any cash or other property to, or make any Investments in, any Parent Entity without Bank’s prior written consent. As used herein, a “Parent Entity” includes Paladina Health Holdings, LLC, NEAPH Acquisitionco, Inc., NEAPH HOLDINGS, LLC, and/or any other parent entity or Affiliate of a Borrower, and the successors and assigns of each of the foregoing. The foregoing shall not prohibit Everside from (i) making distributions to each of its members (collectively, “Tax Distributions”) in an amount not greater than the actual current income tax payments required to be made by each such member based upon the income of such member accruing due to the election of Borrower to be taxed as a limited liability company under the United States Internal Revenue Code and based upon the operations of Borrower and the resulting actual federal tax liability of such member unless an Event of Default has occurred that is continuing or would exist after given effect to such Tax Distributions, and (ii) issuing equity securities to Paladina DPC Holding Co., LLC in the ordinary course of business in exchange for cash funded to Everside by Paladina DPC Holding Co., LLC.

4.16.	Section 7.14 (Transfers). Section 7.14 of the Agreement is amended to read as follows:

7.14    Transfers; Investments to Provider Affiliates. No Borrower shall pay or transfer any cash or other property to, or make any Investments in, any Provider Affiliate without Bank’s prior written consent. As used herein, a “Provider Affiliate” includes ZINNI CLINIC PC, a California corporation, ACTIVATE CLINIC, P.C., an Illinois corporation, ACTIVATE HEALTHCARE, PC, an Indiana corporation, ACTIVATE CLINIC, PSC, a Kentucky corporation, ACTIVATE HEALTHCARE (MICHIGAN), PC, a Michigan corporation, ACTIVATE ZINNI, PC, a Nevada corporation, ACTIVATE HEALTHCARE (OHIO), INC., an Ohio corporation, ACTIVATE PENNSYLVANIA CLINICS, PC, a Pennsylvania corporation, BROOKS ACTIVATE CLINIC PROFESSIONAL CORPORATION, a Maryland corporation (“Brooks”), WEST VIRGINIA HEALTH CLINICS, PLLC, a West Virginia limited liability company. Activate Clinic, Professional Service Corporation, a Wisconsin corporation, and/or any other parent entity or Affiliate of such Person, and the successors and assigns of each of the foregoing.

4.17.	Section 9.1(k). A new clause (k) is added to Section 9.1 (Rights and Remedies) of the Agreement to read as follows:

(k)    Demand that a Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, outstanding Credit Card Services, or other Ancillary Services, as collateral security for the repayment of any future drawings under such Letters of Credit, outstanding Credit Card Services, or other Ancillary Services, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, Credit Card Services fees, and other Ancillary Services fees, and such Borrower shall promptly deposit and pay such amounts.

4.18.	Section 13.9 (Electronic Signatures). A new Section 13.9 (Electronic Signatures) is added to the Agreement to read as follows:

13.9    Electronic Signatures. The parties agree that this Agreement and each Loan Document may be executed by electronic signatures. The parties further agree that the electronic signature of a party to this Agreement and each Loan Document shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement and each Loan Document, and that any electronically signed document (including this Agreement and each Loan Document) shall be deemed (i) to be “written” or “in writing,” and (ii) to have been “signed” or “duly executed”. For purposes hereof, “electronic signature” means a manually-signed original signature that is then transmitted by electronic means or a signature through an electronic signature technology platform. Notwithstanding the foregoing, Bank may require original manually executed signatures (and upon Bank’s request. Borrowers shall deliver such original manually executed signatures to Bank).

4.19.	Section 14.10 (Lead Borrower). A new Section 14.10 (Lead Borrower) is added to the Agreement to read as follows:

14.10    Lead Borrower. Each Borrower hereby designates EVERSIDE HEALTH, LLC, a Delaware limited liability company formerly known as Paladina Health, LLC (“Lead Borrower”), and irrevocably appoints Lead Borrower (and any of Lead Borrower’s designated officers, agents or employees), as such Borrower’s true and lawful attorney and as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Advances and other Credit Extensions, designation of interest rates, delivery or receipt of communications, delivery of financial information and reports, payment of Obligations, requests and agreements for waivers, amendments or other accommodations, any and all actions under the Loan Documents (including certification in respect of compliance with covenants and all borrowing base calculations), and all other dealings with Bank. Lead Borrower hereby accepts such appointment, designation and power of attorney. Notwithstanding anything to the contrary contained in this Agreement, Bank shall be entitled to rely upon, and shall be fully protected in relying solely upon, any notice or communication (including any Compliance Certificate, Borrowing Base Certificate, certification of financial statements, intellectual property report. Loan Advance/Paydown Request Form or other request for any Credit Extension) delivered by Lead Borrower on behalf of any Borrower, and the accuracy of the same as it relates to each Borrower. Each Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank may give any notice or communication with a Borrower hereunder to Lead Borrower only on behalf of such Borrower. Bank shall have the right, in its discretion, to deal exclusively with Lead Borrower for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action or undertaking on its behalf by Lead Borrower shall be binding upon and enforceable against it. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer of Lead Borrower or a designee thereof. Each Borrower acknowledges and agrees that Bank has agreed to the provisions of this Section 14.10 at the request of Borrowers, and as an accommodation to Borrowers, and that notwithstanding the foregoing or anything to the contrary contained herein. Bank may require each and/or any Borrower to execute, certify or confirm the accuracy of any agreement, certificate, instrument, calculation or other report, document or information (and upon Bank’s request, each Borrower shall deliver the same to Bank).

4.20.	Exhibit C (Borrowing Base Certificate). Exhibit C to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto

4.21.	Exhibit D (Compliance Certificate). Exhibit D to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit D hereto.

5.    Certificated Equity Interests. Each Borrower represents and warrants that, as of the Third Amendment Date, none of the Equity Interests are certificated. If, after the Third Amendment Date, any Borrower’s Equity Interests, including a Borrower’s ownership of any New Borrower, shall become certificated. Borrowers shall, within five (5) days of the certification of any Equity Interests, promptly deliver to Bank certificate(s) for the Interests accompanied by an instrument of assignment duly executed in blank by each applicable Borrower, and Borrowers shall reflect the pledge of such certificates in the applicable books and records of the entities whose ownership interests are part of the Interests.

6.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

7.    The Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, or any other Loan Document, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8.    Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties expressly relate to another date), and no Event of Default has occurred and is continuing.

9.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10.    Sections 11 and 12 of the Agreement are incorporated herein, mutatis mutandis.

11.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)    this Amendment, duly executed by Borrowers;

(b)    corporation resolutions and incumbency certification authority to procure loans with respect to incumbency and resolutions (or limited liability company authority to procure loans with respect to incumbency and resolutions, as applicable), duly executed by each Borrower;

(c)    Prime Reference Rate Addendum to Loan and Security Agreement, duly executed by Borrowers;

(d)    an Intellectual Property Security Agreement, duly executed by each New Borrower;

(e)    repayment in full of all Equipment Advances (simultaneous with effectiveness of the Amendment) together with any other amounts outstanding under the Equipment Line;

(f)    formation documents (certificate/articles of formation and limited liability company/operating agreement) of each New Borrower;

(g)    UCC financing statement (for each New Borrower)

(h)    UCC amendments to reflect Paladina name change and headquarter address change;

(i)    A landlord waiver in form satisfactory to Bank, duly executed by the landlord of Borrowers’ headquarters located at 1400 Wewatta Street, Denver, Colorado;

(j)    a copy of the fully executed Healthstat Stock Purchase Agreement, together with all schedules, exhibits and attachments thereto and related documents;

(k)    Lien and IP search results on each New Borrower (and Lien releases and/or terminations as may be requested by Bank including a file stamped termination of the UCC financing statement filed in CA against HSW in favor of Truist Bank);

(l)    good standing certificates of each New Borrower;

(m)    payment of a fee equal to $100,000, plus an amount equal to all Bank Expenses incurred in connection with this Amendment; and

(n)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

[SIGNATURE PAGE TO THIRD AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound.

BORROWERS:

EVERSIDE HEALTH, LLC		PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.

By:	/s/ Neil Flanagan	By:	/s/ Neil Flanagan
Name:	Neil Flanagan	Name:	Neil Flanagan
Title:	Chief Financial Officer	Title:	Treasurer

PALADINA HEALTH MEDICAL GROUP, PC		ACTIVATE HEALTHCARE LLC

By:	/s/ Neil Flanagan	By:	/s/ Neil Flanagan
Name:	Neil Flanagan	Name:	Neil Flanagan
Title:	Treasurer	Title:	Chief Financial Officer

HEALTHSTAT, INC.		GATEWAY DIRECT PRIMARY CARE JV, LLC

By:	/s/ Neil Flanagan	By:	/s/ Neil Flanagan
Name:	Neil Flanagan	Name:	Neil Flanagan
Title:	Treasurer	Title:	Chief Executive Officer

HEALTHSTAT WELLNESS, INC.

By:	/s/ Neil Flanagan
Name:	Neil Flanagan
Title:	Assistant Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound.

BORROWERS:

PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION		PALADINA DPC HOLDING CO., LLC

By:	/s/ Neil Flanagan	By:	/s/ Neil Flanagan
Name:	Neil Flanagan	Name:	Neil Flanagan
Title:	Treasurer	Title:	Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT AND JOINDER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written. The undersigned also acknowledges and agrees that the undersigned’s electronic signature below indicates the undersigned’s agreement to, and intention to be legally bound.

BANK:

COMERICA BANK

By:	/s/ Shane Merkord
Name:	Shane Merkord
Title:	Vice President

EXHIBIT C

BORROWING BASE CERTIFICATE

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
1800 Bering Drive
San Jose, CA 95112
Email directly to: SGMerkord@comerica.com and
NWCompliance@comerica.com

FROM:

EVERSIDE HEALTH, LLC, PALADINA MEDICAL GROUP OF NEW JERSEY, P.C, PALADINA HEALTH MEDICAL GROUP, PC, ACTIVATE HEALTHCARE LLC, HEALTHSTAT, INC., GATEWAY DIRECT PRIMARY CARE JV, LLC, HEALTHSTAT WELLNESS, INC., PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION and PALADINA DPC HOLDING CO., LLC

The undersigned authorized Officers of EVERSIDE HEALTH, LLC, PALADINA MEDICAL GROUP OF NEW JERSEY, P.C, PALADINA HEALTH MEDICAL GROUP, PC, ACTIVATE HEALTHCARE LLC, HEALTHSTAT, INC., GATEWAY DIRECT PRIMARY CARE JV, LLC, HEALTHSTAT WELLNESS, INC., PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION and PALADINA DPC HOLDING CO., LLC (each a “Borrower”, and, collectively, “Borrowers”), each hereby certify that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Each Borrower is in complete compliance for the period ending with                  all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. Each Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES
Company Prepared Monthly F/S (consolidating and consolidated)	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Certificate	Monthly, within 30 days		YES	NO
A/R Agings	Monthly, within 30 days		YES	NO
A/P Agings	Monthly, within 30 days		YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 30 days of FYE		YES	NO
Audit	Initial and Semi-Annual [based on occurrence of Audit Frequency Trigger Event]		YES	NO
Intellectual Property Report	Within 30 days of each quarter		YES	NO

If Public
10-Q	Quarterly, within 5 days of SEC Filing (50 days)		YES	NO
10-K	Quarterly, within 5 days of SEC Filing (95 days)		YES	NO

Total amount of Borrowers’ cash and investments	Amount: $		YES	NO
Total amount of Borrowers’ cash and investments maintained with Bank	Amount: $		YES	NO

	DESCRIPTION		APPLICABLE
Legal Action > $100,000	Notify promptly upon notice		YES	NO
Inventory Disputes > $100,000	Notify promptly upon notice		YES	NO
Mergers & Acquisitions	Notify promptly upon notice		YES	NO
Cross default with other agreements > $100,000	Notify promptly upon notice		YES	NO
Judgments > $100,000	Notify promptly upon notice		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Minimum Liquidity	See Agreement		YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$100,000		YES	NO
Permitted Investments for stock repurchase	<$100,000		YES	NO
Permitted Investments for subsidiaries	<$100,000		YES	NO
Permitted Investments for employee loans	<$100,000		YES	NO
Permitted Investments for joint ventures	<$100,000		YES	NO
Permitted Liens for equipment leases	<$100,000		YES	NO
Permitted Transfers	<$100,000		YES	NO

Please Enter Below Comments Regarding Violations:

Each Officer further acknowledges that at any time any Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

BORROWERS:

EVERSIDE HEALTH, LLC	PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.

By:	By:
Name: Title:	Name: Title:

PALADINA HEALTH MEDICAL GROUP, PC	ACTIVATE HEALTHCARE LLC

By:	By:
Name: Title:	Name: Title:

HEALTHSTAT, INC.	GATEWAY DIRECT PRIMARY CARE JV, LLC

By:	By:
Name: Title:	Name: Title:

HEALTHSTAT WELLNESS, INC.	PALADINA MEDICAL GROUP OF CALIFORNIA, PROFESSIONAL CORPORATION

By:	By:
Name: Title:	Name: Title:

PALADIN ADPC HOLDING CO., LLC

By:
Name: Title: